                                             Exhibit 99.1
Editorial Contacts:
Nate Melihercik, Head of Global Investor Relations - ir@logitech.com
Nicole Kenyon, Head of Global Corporate and Internal Communications - nkenyon@logitech.com (USA)
Ben Starkie, Corporate Communications - +41 (0) 79-292-3499, bstarkie1@logitech.com (Europe)

Logitech Announces Q1 Fiscal Year 2025 Results
Net Sales Grow 12%; Company Raises FY 2025 Outlook

LAUSANNE, Switzerland, July 23, 2024 and SAN JOSE, Calif., July 22, 2024 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the first quarter of Fiscal Year 2025.
•Sales were $1.1 billion, up 12 percent in US dollars and 13 percent in constant currency, compared to Q1 of the prior year.
•GAAP operating income was $153 million, up 96 percent, compared to Q1 of the prior year. Non-GAAP operating income was $182 million, up 67 percent, compared to Q1 of the prior year.
•GAAP earnings per share (EPS) was $0.92, up 136 percent compared to Q1 of the prior year. Non-GAAP EPS was $1.13, up 74 percent compared to Q1 of the prior year.
•Cash flow from operations was $176 million, down 27 percent compared to Q1 of the prior year.
“We started the new fiscal year strong, with high-quality, broad-based growth across all regions and key categories,” said Hanneke Faber, Logitech chief executive officer. “Our team continued disciplined execution, as evidenced by excellent gross and operating margin growth. I am pleased to increase our FY25 outlook for both net sales and non-GAAP operating income.”

Outlook
Logitech raised its full-year outlook for Fiscal Year 2025:

	Previous FY25 outlook	New FY25 outlook
Sales	$4.3 - $4.4 billion	$4.34 - $4.43 billion
Sales growth (in US dollars, year over year)	0% - 2%	1% - 3%
Non-GAAP operating income	$685 - $715 million	$700 - $730 million
Non-GAAP op. inc. growth / (decline) (year over year)	(2)% - 2%	0% - 4%

Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q1 Fiscal Year 2025 on Tuesday, July 23, 2024 at 5:30 a.m. Pacific Daylight Time and 2:30 p.m. Central European Summer Time. A livestream of the event will be available on the Logitech corporate website at https://ir.logitech.com. This press release and the Q1 Fiscal Year 2025 Shareholder Letter are also available there.

Fiscal Year 2024 Impact Report
Logitech has released the Company’s seventeenth edition of its annual Impact Report, detailing the Company’s progress in terms of environmental and social sustainability. The 2024 Impact Report can be found at https://impactreport.logitech.com/ on the Company’s sustainability webpage https://www.logitech.com/sustainability.

Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures in this press release, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, restructuring charges, net, loss on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below and posted to our website at https://ir.logitech.com. Logitech also presents percentage sales growth in constant currency (“cc”), a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance, outlook and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the Fiscal Year 2025 non-GAAP operating income outlook.

Public Dissemination of Certain Information
Recordings of Logitech’s earnings videoconferences and certain events Logitech participates in or hosts, with members of the investment community are posted on the company’s investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.

About Logitech
Logitech designs software-enabled hardware solutions that help businesses thrive and bring people together when working, creating, gaming and streaming. As the point of connection between people and the digital world, our purpose is to extend human potential in work and play, in a way that is good for people and the planet. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech and its other brands, including Logitech G, at www.logitech.com or company blog.

# # #
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three months ended June 30, 2024, Fiscal Year 2025 outlook for sales and non-GAAP operating income, and related assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and other factors and their impact, for example the resilience of overall consumer demand, B2B and IT spending levels, changes in inflation levels and monetary policies, governments’ fiscal policies, and geopolitical conflicts; our expectations regarding our expense discipline efforts, changes in secular trends that impact our business; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; issues relating to development and use of artificial intelligence; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges; the effect of logistics challenges, including disruptions in logistics; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; our expectations regarding our restructuring efforts, including the timing thereof; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and other reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three months ended June 30,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2024	2023

Net sales	$1,088,217	$974,499
Cost of goods sold	619,517	595,712
Amortization of intangible assets	2,442	3,145
Gross profit	466,258	375,642

Operating expenses:
Marketing and selling	196,905	179,185
Research and development	75,307	70,559
General and administrative	37,458	41,297
Amortization of intangible assets and acquisition-related costs	2,703	2,685
Restructuring charges, net	386	3,511
Total operating expenses	312,759	297,237

Operating income	153,499	78,405
Interest income	15,790	9,826
Other income (expense), net	(1,898)	(12,972)
Income before income taxes	167,391	75,259
Provision for income taxes	25,558	12,532
Net income	$141,833	$62,727

Net income per share:
Basic	$0.93	$0.39
Diluted	$0.92	$0.39

Weighted average shares used to compute net income per share:
Basic	153,300	158,859
Diluted	154,978	160,155

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	June 30,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2024	2024

Current assets:
Cash and cash equivalents	$1,534,380	$1,520,842
Accounts receivable, net	591,251	541,715
Inventories	459,582	422,513
Other current assets	141,413	146,270
Total current assets	2,726,626	2,631,340

Non-current assets:
Property, plant and equipment, net	113,265	116,589
Goodwill	462,003	461,978
Other intangible assets, net	39,490	44,603
Other assets	343,532	350,194
Total assets	$3,684,916	$3,604,704

Current liabilities:
Accounts payable	$554,301	$448,627
Accrued and other current liabilities	586,180	637,262
Total current liabilities	1,140,481	1,085,889

Non-current liabilities:
Income taxes payable	116,379	112,572
Other non-current liabilities	179,121	172,590
Total liabilities	1,435,981	1,371,051

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued shares — 173,106 at June 30, 2024 and March 31, 2024
Additional shares that may be issued out of conditional capital — 50,000 at June 30, 2024 and March 31, 2024
Additional shares that may be issued out of authorized capital — 17,311 at June 30, 2024 and March 31, 2024
Additional paid-in capital	57,036	63,524
Shares in treasury, at cost — 20,090 at June 30, 2024 and 19,243 at March 31, 2024	(1,418,051)	(1,351,336)
Retained earnings	3,695,574	3,602,519
Accumulated other comprehensive loss	(115,772)	(111,202)
Total shareholders’ equity	2,248,935	2,233,653
Total liabilities and shareholders’ equity	$3,684,916	$3,604,704

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three months ended June 30,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2024	2023

Cash flows from operating activities:
Net income	$141,833	$62,727
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,506	17,498
Amortization of intangible assets	5,079	5,827
Loss on investments	1,186	11,823
Share-based compensation expense	23,405	21,511
Deferred income taxes	11,662	2,962
Other	(24)	24
Changes in assets and liabilities:
Accounts receivable, net	(53,952)	65,390
Inventories	(39,095)	110,440
Other assets	4,907	34,342
Accounts payable	109,028	(18,420)
Accrued and other liabilities	(42,506)	(74,329)
Net cash provided by operating activities	176,029	239,795
Cash flows from investing activities:
Purchases of property, plant and equipment	(14,586)	(16,238)
Purchases of deferred compensation investments	(695)	(1,069)
Proceeds from sales of deferred compensation investments	738	1,071
Other investing activities	(816)	(1,294)
Net cash used in investing activities	(15,359)	(17,530)
Cash flows from financing activities:
Purchases of registered shares	(130,899)	(95,076)
Proceeds from exercises of stock options and purchase rights	4,618	2,113
Tax withholdings related to net share settlements of restricted stock units	(18,853)	(24,196)
Net cash used in financing activities	(145,134)	(117,159)
Effect of exchange rate changes on cash and cash equivalents	(1,998)	(3,043)
Net increase in cash and cash equivalents	13,538	102,063
Cash and cash equivalents, beginning of the period	1,520,842	1,149,023
Cash and cash equivalents, end of the period	$1,534,380	$1,251,086

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three months ended June 30,
NET SALES	2024	2023	Change

Net sales by product category:
Gaming (1)	$309,475	$266,429	16%
Keyboards & Combos	215,333	180,855	19
Pointing Devices	189,946	174,454	9
Video Collaboration	147,042	139,346	6
Webcams	72,904	75,200	(3)
Tablet Accessories	78,539	70,336	12
Headsets	44,236	36,850	20
Other (2)	30,742	31,029	(1)
Total Net Sales	$1,088,217	$974,499	12%

(1) Gaming includes streaming services revenue generated by Streamlabs.
(2) Other primarily consists of mobile speakers and PC speakers.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three months ended June 30,
GAAP TO NON-GAAP RECONCILIATION (A)	2024	2023

Gross profit - GAAP	$466,258	$375,642
Share-based compensation expense	2,598	1,415
Amortization of intangible assets	2,442	3,145
Gross profit - Non-GAAP	$471,298	$380,202

Gross margin - GAAP	42.8%	38.5%
Gross margin - Non-GAAP	43.3%	39.0%

Operating expenses - GAAP	$312,759	$297,237
Less: Share-based compensation expense	20,807	20,096
Less: Amortization of intangible assets and acquisition-related costs	2,703	2,685
Less: Restructuring charges, net	386	3,511
Operating expenses - Non-GAAP	$288,863	$270,945

% of net sales - GAAP	28.7%	30.5%
% of net sales - Non-GAAP	26.5%	27.8%

Operating income - GAAP	$153,499	$78,405
Share-based compensation expense	23,405	21,511
Amortization of intangible assets and acquisition-related costs	5,145	5,830
Restructuring charges, net	386	3,511
Operating income - Non-GAAP	$182,435	$109,257

% of net sales - GAAP	14.1%	8.0%
% of net sales - Non-GAAP	16.8%	11.2%

Net income - GAAP	$141,833	$62,727
Share-based compensation expense	23,405	21,511
Amortization of intangible assets and acquisition-related costs	5,145	5,830
Restructuring charges, net	386	3,511
Loss on investments	1,186	11,823
Non-GAAP income tax adjustment	2,670	(2,001)
Net income - Non-GAAP	$174,625	$103,401

Net income per share:
Diluted - GAAP	$0.92	$0.39
Diluted - Non-GAAP	$1.13	$0.65

Shares used to compute net income per share:
Diluted - GAAP and Non-GAAP	154,978	160,155

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three months ended June 30,
SHARE-BASED COMPENSATION EXPENSE	2024	2023

Share-based Compensation Expense
Cost of goods sold	$2,598	$1,415
Marketing and selling	11,851	10,483
Research and development	5,739	4,453
General and administrative	3,217	5,160
Total share-based compensation expense	23,405	21,511
Income tax benefit	(7,602)	(5,318)
Total share-based compensation expense, net of income tax benefit	$15,803	$16,193

*Note: These preliminary results for the three months ended June 30, 2024 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended June 30, 2024 and prior periods presented, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Acquisition-related costs. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination. We believe that providing the non-GAAP measures excluding these costs, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits), net. These expenses are associated with restructuring plans, and will vary based on the initiatives in place during any given period. Restructuring charges may include costs related to employee terminations, facility closures and early cancellation of certain contracts as well as other costs resulting from our restructuring initiatives. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operating results.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments, investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above as well as the income tax impact of non-recurring deferred taxes, tax settlements, and other non-routine tax events, the determination of which is based upon the nature of the underlying items.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.